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                                                            EXHIBIT 5.1

               [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                                  May 9, 2001

Fusion Medical Technologies, Inc.
24175 Ardenwood Boulevard
Fremont, CA  94555

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 3,412,968 shares of Common Stock and warrants to purchase Common Stock of Fusion Medical Technologies, Inc. (the "Shares").

     All of the Shares are issued and outstanding and may be offered for sale for the benefit of the selling stockholders named in the Registration Statement. We understand that the Shares are to be sold from time to time in the over-the-counter-market at prevailing prices or as otherwise described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken by you in connection with the issuance of the Shares.

     It is our opinion that the Shares are validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part hereof, and any amendment thereto.

                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation


                                    /s/ Wilson Sonsini Goodrich & Rosati


THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.